Exhibit 3.3

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ALLOS THERAPEUTICS, INC.

ALLOS THERAPEUTICS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST:                                                        The name of the corporation is Allos Therapeutics, Inc. (the “Corporation” or the “Company”).

SECOND:                                        The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 17, 1996.

THIRD:                                                     The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Restated Certificate of Incorporation, as amended, as follows:

1.                                      Article IV, Section A of the Restated Certificate of Incorporation, as amended, of the Corporation is hereby amended and restated to read in full as follows:

“A.                             CLASSES OF STOCK

The Corporation is authorized to issue two classes of stock, to be designated as “Preferred Stock,” $0.001 par value, and “Common Stock,” $0.001 par value, respectively. The total number of shares that the corporation is authorized to issue is 160,000,000 shares. The number of shares of Preferred Stock authorized is 10,000,000 shares, and the number of shares of Common Stock authorized is 150,000,000 shares.”

FOURTH:                                          Thereafter, pursuant to a resolution by the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 211 and 242 of the DGCL. Accordingly, said proposed amendment has been adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, ALLOS THERAPEUTICS, INC. has caused this Certificate of Amendment to be signed by its duly authorized officer this 10th day of May, 2006.

ALLOS THERAPEUTICS, INC.

By:	/s/Marc H. Graboyes
Marc H. Graboyes
Vice President, General Counsel and Secretary